UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 9, 2014
TESORO LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Directors.

Tesoro Logistics LP, (the “Partnership”) announced the appointment of Keith M. Casey, age 47, as member of the Board of Directors (the “Board”) effective April 10, 2014 (the “Commencement Date”), concurrently increasing the number of directors from seven to eight.

Mr. Casey currently holds the position of Senior Vice President, Strategy and Business Development of Tesoro Companies, Inc. (“Tesoro”), a subsidiary of Tesoro Corporation.  The Partnership’s general partner is also a subsidiary of Tesoro Corporation. Prior to joining Tesoro, Mr. Casey served as Vice President BP Products North America, Texas City Refinery beginning in September 2006.

There are no changes in Mr. Casey’s compensation as a result of this appointment. Mr. Casey is not expected to be named as a member of any committee of the Board.

The Press Release announcing Mr. Casey’s election is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On April 9, 2014, the Partnership issued a press release announcing the launch of a binding open season to assess shipper interest on a proposed pipeline system from Dunn County, North Dakota to TLLP’s existing Connolly Station, which is connected to the Tesoro High Plains pipeline system. The capital investment required is estimated to be $140 million to $160 million. A copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release dated as of April 10, 2014.
99.2	Press Release dated as of April 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 10, 2014

TESORO LOGISTICS LP
By:	Tesoro Logistics GP, LLC
Its general partner

By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated as of April 10, 2014.
99.2	Press Release dated as of April 9, 2014.

4